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         [Letterhead of Cooperman Levitt Winikoff Lester & Newman, P.C.]



                                            March 9, 2000



Medis Technologies Ltd.
805 Third Avenue
New York, NY 10022

                  Re:      Registration Statement on Form S-1
                           Under the Securities Act of 1933
                           ----------------------------------

Ladies and Gentlemen:

         In our capacity as counsel to Medis Technologies Ltd., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1, as amended (the "Registration Statement"). The Registration Statement relates to the issuance of up to 5,354,521 shares of the Company's common stock, $.01 par value (the "MTL Stock"), in an exchange offer (the "Exchange Offer") for each outstanding ordinary share, par value NIS 0.1, of Medis El Ltd., an Israel corporation (the "El Shares"), at an exchange rate of one (1) El Share for one and 37/100 (1.37) shares of MTL Stock.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificate of Incorporation, as amended, of the Company, (c) the By-Laws of the Company and (d) resolutions adopted by the Board of Directors of the Company. In such examination, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon the foregoing, it is our opinion that the MTL Stock has been duly authorized by all requisite corporate action and, upon issuance and delivery thereof pursuant to the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        COOPERMAN LEVITT WINIKOFF
                                        LESTER & NEWMAN, P.C.


                                        By:   /s/ Ira I. Roxland
                                             ----------------------------
                                                 A Member of the Firm